Exhibit 32.1

CERTIFICATION OF CEO AND CFO OF ALLIED SECURITY HOLDINGS LLC
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Allied Security Holdings LLC (the ‘‘Company’’) for the quarter ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the ‘‘Report’’), William C. Whitmore, Jr., as Chief Executive Officer of the Company, and William A. Torzolini, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William C. Whitmore, Jr.
Name: William C. Whitmore, Jr.
Title: Chairman, President, Chief Executive
Officer and Manager
Date: May 15, 2007

/s/ William A. Torzolini
Name: William A. Torzolini
Title: Senior Vice President and Chief Financial Officer
Date: May 15, 2007